UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 10, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

        On July 10, 2007, the registrant and PCP Acquisition, Inc., a wholly-owned subsidiary of the registrant (“Buyer”), executed an Asset Purchase Agreement with Perfect Circle Projectiles, LLC (“PCP”) and Gary E. Gibson (“Gibson”), for the acquisition (the “Acquisition”) of certain assets and rights owned by PCP. The closing of the Acquisition was also completed on July 10, 2007.

        The assets acquired by Buyer in the Acquisition consist of PCP’s spherical projectile business for tactical and related uses including PCP’s and one of its affiliate’s domestic and international patent portfolio, trade secrets, machinery, tooling and associated assets and rights. Consideration paid consisted of $1.0 million in cash, the issuance of 262,964 shares of the registrant’s restricted common stock and a six year Royalty Agreement with PCP. Pursuant to the terms of the Royalty Agreement, Buyer will make a quarterly royalty payment to PCP for all live round and inert round spherical projectiles produced by Buyer during the term of the Royalty Agreement. In addition, Buyer will make annual minimum royalty payments to Buyer during the term of the Royalty Agreement which obligation is secured by a first priority lien in favor of PCP on all assets acquired by Buyer in the Acquisition. The annual minimum royalty payments may be prepaid by Buyer at any time without premium or penalty.

        In connection with the Asset Purchase Agreement, Buyer also entered into a Registration Rights Agreement with the equity owners of PCP, a Consulting Agreement with Gibson and PCP, a Patent License Agreement with PCP, a Facilities Agreement with PCP and a Confidentiality and Non-Competition Agreement with PCP and certain key employees of PCP. Pursuant to the terms of the Registration Rights Agreement, the shareholders party thereto holding a majority of the registrable securities may, on one occasion (subject to certain exceptions) at any time after six months following the closing of the Acquisition, demand registration of all or a part of their registrable securities. In addition, each shareholder who is a party to the Registration Rights Agreement has one right (subject to certain exceptions) to require the registrant to register such shareholder’s registrable securities in connection with the registrant’s filing of a registration for its own securities or securities of other shareholders. Registrable securities include all shares of common stock of the registrant issued in connection with the Acquisition and are subject to the approval of and cutback or elimination by the registrant (based upon market conditions).

        Pursuant to the terms of the Consulting Agreement, Gibson will provide up to 86 hours per month of consulting services to Buyer, as Buyer may reasonably request, relating to the business and assets acquired from PCP without cost to Buyer. The Consulting Agreement expires upon the termination or expiration of the Royalty Agreement. The Patent License Agreement provides that Buyer will license to PCP on an exclusive and perpetual basis and at no cost to PCP the rights to manufacture, have manufactured, use and sell products embodying any claim of the patents acquired by Buyer in the Acquisition anywhere in the world for any use other than tactical uses. Pursuant to the terms of the Facilities Agreement, PCP will manufacture products for Buyer at PCP’s facilities as requested by Buyer and Buyer will reimburse PCP for all actual, direct and incremental out-of-pocket costs incurred by PCP in manufacturing products at PCP’s facilities for Buyer. Buyer or PCP may terminate the Facilities Agreement (a) upon 180 days’ written notice to the other party for any reason or no reason at all or (b) upon 30 days’ written notice to the other party due to such other party’s material breach of the agreement if such breaching party has not cured such breach to the satisfaction of the non-breaching party within such 30-day period. At any time during the term of the Facilities Agreement that Buyer is able to manufacture products at its own facilities, the 180-day period set forth above will be reduced to 120 days. Pursuant to the terms of the Confidentiality and Non-Competition Agreement, PCP and each of Gibson, Michael Varacins and Mary Gibson agreed not to disclose confidential information of Buyer to any third party without the prior written consent of Buyer and not to use any confidential information of Buyer for the benefit of PCP, any employee of PCP or any third party in competition with the business acquired in the Acquisition (the “Business”). Additionally, PCP, Gibson and Mary Gibson agreed for a period of six years from the closing date of the Acquisition, and Michael Varacins agreed for a period of two years from the closing date of the Acquisition, that each of them would not (i) solicit any client or prospective client of the Business, (ii) advise or recommend solicitation of any client or prospective client of the Business to any other person, or (iii) engage in the Business anywhere in the world in competition with the Business.

        The foregoing descriptions of the Asset Purchase Agreement, Royalty Agreement, Registration Rights Agreement, Consulting Agreement, Patent License Agreement, Facilities Agreement, and Confidentiality and Non-Competition Agreement are qualified in their entirety by reference to the complete text of each of the agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

        On May 30, 2007, the registrant entered into a Supply Agreement with PCP for the supply of spherical projectiles to the registrant. The Supply Agreement provided for an initial term of up to four years and the registrant agreed to certain conditions, including providing specified product liability insurance, handling import and export permits and licenses and funding an escrow agreement to secure a portion of anticipated future purchases. Upon the completion of the Acquisition described in Item 1.01 above, the Supply Agreement automatically terminated.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

        On July 12, 2007, the registrant issued a press release entitled: “Security With Advanced Technology Acquires Perfect Circle Projectiles’ Non-Lethal Projectile Manufacturing Business Unit.” A copy of this press release is furnished as Exhibit 99.1.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

        The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that this initial Report on Form 8-K must be filed.

(b)   Pro Forma Financial Information.

        The pro form financial information required by this Item will be filed by amendment not later than 71 calendar days after the date that this initial Report on Form 8-K must be filed.

(d)   Exhibits

Exhibit Number	Description of Exhibit

4.1	Registration Rights Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc. and Gary E. Gibson, Roy Urban, Ron Urban and Thomas G. Kotsiopoulos
10.1	Asset Purchase Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc., PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson
10.2	Consulting Agreement dated as of July 10, 2007 by and among PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson
10.3	Patent License Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC
10.4	Royalty Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC
10.5	Facilities Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC
10.6	Confidentiality and Non-Competition Agreement dated as of July 10, 2007 by Perfect Circle Projectiles, LLC and certain key employees of Perfect Circle Projectiles, LLC party thereto, for the benefit of PCP Acquisition, Inc.
99.1	Press Release dated July 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2007	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer